UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2010

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code   (312) 235-3888

Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 12, 2010, the Board of Directors (the “Board”) of Glowpoint, Inc. (“Glowpoint”) effected a termination without cause of David W. Robinson as Co-Chief Executive Officer, General Counsel and Executive Vice President of Business Development of Glowpoint.

On July 12, 2010, the Board also acted to appoint Joseph Laezza as Chief Executive Officer of Glowpoint.  Mr. Laezza, age 40, had served as Co-Chief Executive Officer since March 2009 and, in light of Mr. Robinson’s termination, will now serve as sole Chief Executive Officer.  Mr. Laezza will continue to serve as President and as a member of the Board.  Current and historical information with respect to Mr. Laezza’s prior experience and current and prior relationships with the Company have been previously disclosed and are available in Glowpoint’s publicly filed documents.

Pursuant to the terms of the Employment Agreement between Glowpoint and Mr. Robinson dated May 1, 2006 (as amended, the “Agreement”), Mr. Robinson is entitled to receive certain severance benefits.  The terms of the Agreement have been previously disclosed and are available in the Company’s publicly filed documents.

A copy of the press release announcing the foregoing matters is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.      Description

99.1                  Press Release dated July 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

By:                 /s/ Edwin F. Heinen
Name:           Edwin F. Heinen
Title:             Chief Financial Officer

Dated:  July 15, 2010